TYSON FOODS REPORTS THIRD QUARTER 2026 RESULTS
Strong Results Led by Continued Strength in Chicken and Prepared Foods
Springdale, Arkansas – August 3, 2026 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Third Quarter		Nine Months Ended
	2026	2025	2026	2025
Sales	$13,868	$13,884	$41,834	$40,581

Operating Income	$362	$260	$1,099	$940
Adjusted[1] Operating Income (non-GAAP)	$547	$505	$1,616	$1,679

Net Income Per Share Attributable to Tyson	$0.52	$0.17	$1.49	$1.20
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.99	$0.91	$2.83	$2.97
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss), adjusted net income per share attributable to Tyson (Adjusted EPS), segment operating income (loss), as adjusted, corporate expenses, as adjusted and amortization, as adjusted, are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Nine Months Highlights
•Sales of $41,834 million, up 3.1% from prior year; Sales up 2.8% excluding the impact of legal contingency accruals of $248 million and $343 million recognized as reduction to Sales in the current year and prior year, respectively
•GAAP operating income of $1,099 million, up 17% from prior year
•Adjusted operating income of $1,616 million, down 4% from prior year
•GAAP EPS of $1.49, up 24% from prior year
•Adjusted EPS of $2.83, down 5% from prior year
•Total Company GAAP operating margin of 2.6%
•Total Company adjusted operating margin (non-GAAP) of 3.8%
•Liquidity of $4.0 billion as of June 27, 2026
•Cash provided by operating activities of $1,469 million, down $151 million from prior year
•Free cash flow (non-GAAP) of $913 million, down $16 million from prior year
•Reduced total debt $824 million
Third Quarter Highlights
•Sales of $13,868 million, flat compared to prior year; Sales up 0.6% excluding the impact of a legal contingency accrual of $98 million recognized as reduction to Sales in the current year
•GAAP operating income of $362 million, up 39% from prior year
•Adjusted operating income of $547 million, up 8% from prior year
•GAAP EPS of $0.52, up $0.35 from prior year
•Adjusted EPS of $0.99, up 9% from prior year
•Total Company GAAP operating margin of 2.6%
•Total Company adjusted operating margin (non-GAAP) of 3.9%

"We delivered strong third quarter results, fueled by continued strength in our Chicken and Prepared Foods segments, with seven consecutive quarters of growth in Chicken and continued market share gains by our iconic brands,” said Donnie King, President & CEO of Tyson Foods. “These results reflect the power of our differentiated multi-protein portfolio, strong customer partnerships and focus on operational excellence. We remain confident in our ability to deliver long-term growth and create value for shareholders through disciplined execution of our branded food products strategy."

SEGMENT RESULTS (in millions)2

Sales
(for the third quarter and nine months ended June 27, 2026, and June 28, 2025)
	Third Quarter				Nine Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2026	2025	Change	Change[3]	2026	2025	Change	Change[3]
Beef	$5,391	$5,603	(15.9)%	12.1%	$16,367	$16,134	(12.0)%	13.4%
Pork	1,580	1,506	5.2%	(0.3)%	4,768	4,367	3.7%	0.9%
Chicken	4,255	4,220	1.0%	2.2%	12,753	12,426	2.1%	1.3%
Prepared Foods	2,557	2,515	0.1%	1.6%	7,741	7,384	0.2%	4.6%
International	601	557	(3.5)%	11.4%	1,760	1,707	(1.8)%	4.9%
Intersegment Sales	(516)	(517)	n/a	n/a	(1,555)	(1,437)	n/a	n/a
Total	$13,868	$13,884	(2.8)%	3.4%	$41,834	$40,581	(1.8)%	4.6%

Segment Operating Income (Loss), As Reported
(for the third quarter and nine months ended June 27, 2026, and June 28, 2025)
	Third Quarter				Nine Months Ended
			Operating Margin				Operating Margin
	2026	2025	2026	2025	2026	2025	2026	2025
Beef	$(142)	$(459)	(2.6)%	(8.2)%	$(701)	$(707)	(4.3)%	(4.4)%
Pork	60	50	3.8%	3.3%	151	(58)	3.2%	(1.3)%
Chicken	389	475	9.1%	11.3%	1,344	1,302	10.5%	10.5%
Prepared Foods	312	390	12.2%	15.5%	982	1,016	12.7%	13.8%
International	48	65	8.0%	11.7%	127	154	7.2%	9.0%
Total Segment Operating Income, As Reported	$667	$521	4.8%	3.8%	$1,903	$1,707	4.5%	4.2%
Corporate Expenses	$(251)	$(197)	n/a	n/a	$(642)	$(574)	n/a	n/a
Amortization	(54)	(64)	n/a	n/a	(162)	(193)	n/a	n/a
Operating Income	$362	$260	2.6%	1.9%	$1,099	$940	2.6%	2.3%
ADJUSTED SEGMENT RESULTS (in millions)2

Segment Operating Income (Loss), As Adjusted (Non-GAAP)[1]
(for the third quarter and nine months ended June 27, 2026, and June 28, 2025)
	Third Quarter				Nine Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2026	2025	2026[3]	2025	2026	2025	2026[3]	2025[3]
Beef	$(138)	$(116)	(2.6)%	(2.1)%	$(483)	$(223)	(2.9)%	(1.4)%
Pork	60	50	3.8%	3.3%	212	192	4.4%	4.2%
Chicken	488	448	11.2%	10.6%	1,470	1,330	11.4%	10.7%
Prepared Foods	321	334	12.6%	13.3%	1,011	985	13.1%	13.3%
International	48	45	8.0%	8.1%	131	145	7.4%	8.5%
Total Segment Operating Income, As Adjusted	$779	$761	5.6%	5.5%	$2,341	$2,429	5.6%	5.9%
Corporate Expenses, As Adjusted (Non-GAAP)[1]	$(178)	$(197)	n/a	n/a	$(563)	$(574)	n/a	n/a
Amortization, As Adjusted (Non-GAAP)[1]	(54)	(59)	n/a	n/a	(162)	(176)	n/a	n/a
Adjusted Operating Income (Non-GAAP)[1]	$547	$505	3.9%	3.6%	$1,616	$1,679	3.8%	4.1%
2 Commencing in the first quarter of fiscal 2026, the Company no longer allocates corporate expenses and amortization to segments as these items are no longer used in assessing the performance of, or in allocating resources to, the segments. Accordingly, the Company changed its segment reporting to separately disclose corporate expenses and amortization from its reportable segments and identified International as a reportable segment. All prior period amounts have been recast to reflect the new presentation of segment operating income (loss).
3Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Chicken segment and Total Company for the three months ended June 27, 2026 exclude the impact of a $98 million legal contingency accrual recognized as a reduction to Sales. Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef, Pork and Chicken segments and Total Company for the nine months ended June 27, 2026 exclude the impact of $90 million, $60 million, $98 million and $248 million, respectively, of legal contingency accruals recognized as reductions to Sales. Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the nine months ended June 28, 2025 exclude the impact of $93 million, $250 million and $343 million, respectively, of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
For fiscal 2026, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) will increase approximately 1% compared to fiscal 2025 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for corporate expenses and amortization, revenue, capital expenditures, net interest expense, liquidity, free cash flow and tax rate for fiscal 2026. As our accounting cycle results in a 53-week year in fiscal 2026 as compared to a 52-week year in fiscal 2025, the fiscal 2026 outlook is based on a comparable 52-week year. Certain of the outlook numbers include adjusted operating income (loss) and segment operating income (loss), as adjusted which are non-GAAP metrics. The Company is not able to reconcile its full-year fiscal 2026 projected adjusted results to its fiscal 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) and segment operating income (loss), as adjusted should not be considered substitutes for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 3% in fiscal 2026 as compared to fiscal 2025.. We anticipate segment operating loss, as adjusted, of $(650) million to $(500) million in fiscal 2026.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2026 as compared to fiscal 2025. We anticipate segment operating income, as adjusted, of $250 million to $300 million in fiscal 2026.
Chicken
USDA projects chicken production will increase approximately 3% in fiscal 2026 as compared to fiscal 2025. We anticipate segment operating income, as adjusted, of $1.90 billion to $2.05 billion in fiscal 2026.
Prepared Foods
We anticipate segment operating income, as adjusted, of $1.3 billion to $1.35 billion in fiscal 2026.
International
We anticipate segment operating income, as adjusted, of $150 million to $200 million in fiscal 2026.
Corporate Expenses and Amortization
We anticipate corporate expenses and amortization, as adjusted, of $950 million to $975 million in fiscal 2026.
Total Company
We anticipate total company adjusted operating income of $2.1 billion to $2.3 billion for fiscal 2026.
Revenue
We expect sales to be up 2.5% to 3.5% in fiscal 2026 as compared to fiscal 2025.
Capital Expenditures
We expect capital expenditures of $0.7 billion to $0.9 billion in fiscal 2026. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repairs.
Net Interest Expense
We expect net interest expense to approximate $365 million in fiscal 2026.
Liquidity
We expect total liquidity, which was $4.0 billion as of June 27, 2026, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be between $1.3 billion and $1.7 billion for fiscal 2026.
Tax Rate
We currently expect our adjusted effective tax rate to approximate 25% in fiscal 2026.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Sales	$13,868	$13,884	$41,834	$40,581
Cost of Sales	12,947	12,743	39,143	37,745
Gross Profit	921	1,141	2,691	2,836
Selling, General and Administrative	559	538	1,592	1,553
Goodwill Impairment	—	343	—	343
Operating Income	362	260	1,099	940
Other (Income) Expense:
Interest income	(6)	(15)	(27)	(57)
Interest expense	98	113	299	343
Other, net	4	(31)	75	(47)
Total Other (Income) Expense	96	67	347	239
Income before Income Taxes	266	193	752	701
Income Tax Expense	80	124	212	252
Net Income	186	69	540	449
Less: Net Income Attributable to Noncontrolling Interests	4	8	13	22
Net Income Attributable to Tyson	$182	$61	$527	$427

Net Income Per Share Attributable to Tyson:
Class A Basic	$0.53	$0.18	$1.53	$1.23
Class B Basic	$0.48	$0.16	$1.38	$1.10
Diluted	$0.52	$0.17	$1.49	$1.20

Dividends Declared Per Share:
Class A	$0.510	$0.500	$1.540	$1.510
Class B	$0.459	$0.450	$1.386	$1.359

Sales Growth	(0.1)%		3.1%
Margins: (Percent of Sales)
Gross Profit	6.6%	8.2%	6.4%	7.0%
Operating Income	2.6%	1.9%	2.6%	2.3%
Net Income Attributable to Tyson	1.3%	0.4%	1.3%	1.1%
Effective Tax Rate[4]	30.1%	64.5%	28.2%	36.0%
4 The effective tax rate for the three and nine months ended June 27, 2026 is impacted by a $73 million executive leadership transition charge that is non-deductible for income tax purposes. The effective tax rate for the three and nine months ended June 28, 2025 is impacted by a $343 million goodwill impairment charge that is non-deductible for income tax purposes.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	June 27, 2026	September 27, 2025
Assets
Current Assets:
Cash and cash equivalents	$740	$1,229
Accounts receivable, net	2,457	2,524
Inventories	5,840	5,681
Other current assets	425	482
Total Current Assets	9,462	9,916
Net Property, Plant and Equipment	8,789	9,204
Goodwill	9,469	9,469
Intangible Assets, net	5,475	5,624
Other Assets	2,417	2,445
Total Assets	$35,612	$36,658

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$1,427	$909
Accounts payable	2,761	2,601
Other current liabilities	2,413	2,879
Total Current Liabilities	6,601	6,389
Long-Term Debt	6,579	7,921
Deferred Income Taxes	2,233	2,195
Other Liabilities	2,014	1,926

Total Tyson Shareholders’ Equity	18,079	18,085
Noncontrolling Interests	106	142
Total Shareholders’ Equity	18,185	18,227

Total Liabilities and Shareholders’ Equity	$35,612	$36,658

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	June 27, 2026	June 28, 2025
Cash Flows From Operating Activities:
Net income	$540	$449
Depreciation and amortization	1,055	1,029
Deferred income taxes	34	(61)
Impairment of goodwill	—	343
Gain on sale of storage facilities	—	(107)
Other, net	230	158
Net changes in operating assets and liabilities	(390)	(191)
Cash Provided by Operating Activities	1,469	1,620

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(556)	(691)
Purchases of marketable securities	(49)	(50)
Proceeds from sale of marketable securities	77	47
Proceeds from sale of storage facilities	44	252
Acquisition of equity investments	—	(5)
Other, net	64	42
Cash Used for Investing Activities	(420)	(405)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	564	63
Payments on debt	(1,435)	(876)
Proceeds from issuance of commercial paper	945	—
Repayments of commercial paper	(945)	—
Purchases of Tyson Class A common stock	(123)	(42)
Dividends	(529)	(524)
Stock options exercised	26	20
Other, net	(49)	(18)
Cash Used for Financing Activities	(1,546)	(1,377)
Effect of Exchange Rate Changes on Cash	8	(8)
Decrease in Cash and Cash Equivalents and Restricted Cash	(489)	(170)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,229	1,717
Cash and Cash Equivalents and Restricted Cash at End of Period	740	1,547
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$740	$1,547

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA, Segment Operating Income (Loss), As Adjusted, Corporate Expenses, As Adjusted, Amortization, As Adjusted, and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Segment Operating Income (Loss) is defined as Operating Income (Loss) less corporate expenses and amortization. Corporate expenses are unallocated general and administrative costs, including the costs of corporate functions, that are shared across multiple segments. Amortization includes amortization generated from intangible assets including brands and trademarks, customer relationships, supply arrangements, patents and intellectual property, land use rights and software.
Segment Operating Income (Loss), As Adjusted is defined as Segment Operating Income (Loss) less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include restructuring and related charges (including network optimization), plant closure and disposal charges (net of gains), goodwill and intangible impairments, brand and product line discontinuations, facility fire related costs (net of insurance proceeds), and certain non-ordinary course legal, regulatory and other matters.
Corporate Expenses, As Adjusted is defined as Corporate Expenses less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include restructuring and related charges (including network optimization), corporate asset disposal charges (net of gains) and certain non-ordinary course legal, regulatory and other matters.
Amortization, As Adjusted is defined as Amortization less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include accelerated amortization related to the discontinuance of intangible assets.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the third quarter ended June 27, 2026
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$362		$266	$80	$182	$0.52
Restructuring and related charges[7]	—	14	—	—	14	18	32	8	24	0.06
Legal contingency accruals	98	—	—	—	98	—	98	25	73	0.20
Executive leadership transition charges[11]	—	—	73	—	73	—	73	—	73	0.21
Adjusted Non-GAAP Results					$547		$469	$113	$352	$0.99

Results for the third quarter ended June 28, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$260		$193	$124	$61	$0.17
Facility fire related costs (insurance proceeds)[6]	—	(14)	—	—	(14)	—	(14)	—	(14)	(0.04)
Brand and product line discontinuations	—	—	5	—	5	—	5	1	4	0.01
Restructuring and related charges[7]	—	(83)	—	—	(83)	—	(83)	(18)	(65)	(0.18)
Plant closure and disposal charges[8]	—	(6)	—	—	(6)	—	(6)	(1)	(4)	(0.01)
Goodwill and intangible impairments	—	—	—	343	343	—	343	—	343	0.96
Adjusted Non-GAAP Results					$505		$438	$106	$325	$0.91

Results for the nine months ended June 27, 2026
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$1,099		$752	$212	$527	$1.49
Restructuring and related charges[7]	—	161	14	—	175	20	195	49	146	0.41
Legal contingency accruals[9]	248	21	—	—	269	—	269	65	204	0.57
Impairment of equity investments	—	—	—	—	—	73	73	19	54	0.15
Executive leadership transition charges[11]	—	—	73	—	73	—	73	—	73	0.21
Adjusted Non-GAAP Results					$1,616		$1,362	$345	$1,004	$2.83

Results for the nine months ended June 28, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results					$940		$701	$252	$427	$1.20
Facility fire related costs (insurance proceeds)[6]	—	(14)	—	—	(14)	(7)	(21)	7	(28)	(0.08)
Brand and product line discontinuations	—	—	17	—	17	—	17	4	13	0.04
Restructuring and related charges[7]	—	31	2	—	33	—	33	4	29	0.08
Legal contingency accruals	343	—	—	—	343	—	343	81	262	0.73
Plant closure and disposal charges[8]	—	17	—	—	17	—	17	5	13	0.04
Goodwill and intangible impairments	—	—	—	343	343	—	343	—	343	0.96
Adjusted Non-GAAP Results					$1,679		$1,433	$353	$1,059	$2.97

TYSON FOODS, INC.
Segment Operating Income (Loss), As Adjusted and Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Results for the third quarter ended June 27, 2026
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(142)	$60	$389	$312	$48	$667	$(251)	$(54)	$362
Add: Restructuring and related charges[7]	4	—	1	9	—	14	—	—	14
Add: Legal contingency accruals	—	—	98	—	—	98	—	—	98
Add: Executive leadership transition charges[11]	—	—	—	—	—	—	73	—	73
As Adjusted	$(138)	$60	$488	$321	$48	$779	$(178)	$(54)	$547

Results for the third quarter ended June 28, 2025
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(459)	$50	$475	$390	$65	$521	$(197)	$(64)	$260
Less: Facility fire related costs (insurance proceeds)[6]	—	—	—	—	(14)	(14)	—	—	(14)
Add: Brand and product line discontinuations	—	—	—	—	—	—	—	5	5
Less: Restructuring and related charges[7]	—	—	(27)	(56)	—	(83)	—	—	(83)
Less: Plant closure and disposal charges	—	—	—	—	(6)	(6)	—	—	(6)
Add: Goodwill and intangible impairments	343	—	—	—	—	343	—	—	343
As Adjusted	$(116)	$50	$448	$334	$45	$761	$(197)	$(59)	$505

Results for the nine months ended June 27, 2026
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(701)	$151	$1,344	$982	$127	$1,903	$(642)	$(162)	$1,099
Add/(Less): Restructuring and related charges[7]	128	1	12	29	(1)	169	6	—	175
Add: Legal contingency accruals[9]	90	60	114	—	5	269	—	—	269
Add: Executive leadership transition charges[11]	—	—	—	—	—	—	73	—	73
As Adjusted	$(483)	$212	$1,470	$1,011	$131	$2,341	$(563)	$(162)	$1,616

Results for the nine months ended June 28, 2025
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(707)	$(58)	$1,302	$1,016	$154	$1,707	$(574)	$(193)	$940
Less: Facility fire related costs (insurance proceeds)[6]	—	—	—	—	(14)	(14)	—	—	(14)
Add: Brand and product line discontinuations	—	—	—	—	—	—	—	17	17
Add/(Less): Restructuring and related charges[7]	48	—	5	(31)	11	33	—	—	33
Add: Legal contingency accruals	93	250	—	—	—	343	—	—	343
Add/(Less): Plant closure and disposal charges	—	—	23	—	(6)	17	—	—	17
Add: Goodwill and intangible impairments	343	—	—	—	—	343	—	—	343
As Adjusted	$(223)	$192	$1,330	$985	$145	$2,429	$(574)	$(176)	$1,679

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Nine Months Ended		Fiscal Year Ended	Twelve Months Ended
	June 27, 2026	June 28, 2025	September 27, 2025	June 27, 2026

Net income	$540	$449	$507	$598
Less: Interest income	(27)	(57)	(73)	(43)
Add: Interest expense	299	343	449	405
Add: Income tax expense	212	252	262	222
Add: Depreciation	885	828	1,093	1,150
Add: Amortization[5]	162	193	257	226
EBITDA	$2,071	$2,008	$2,495	$2,558

Adjustments to EBITDA:
Less: Facility fire related costs (insurance proceeds)[6]	$—	$(21)	$(36)	$(15)
Add: Brand and product line discontinuations	—	17	23	6
Add: Restructuring and related charges[7]	195	33	45	207
Add: Legal contingency accruals[9]	269	343	738	664
Add: Plant closure and disposal charges	—	17	17	—
Add: Goodwill and intangible impairments	—	343	343	—
Add: Product recall	—	—	41	41
Add: Impairment of equity investments	73	—	28	101
Add: Executive leadership transition charges[11]	73	—	—	73
Less: Depreciation and amortization included in EBITDA adjustments[10]	(100)	(56)	(62)	(106)
Total Adjusted EBITDA	$2,581	$2,684	$3,632	$3,529

Total gross debt			$8,830	$8,006
Less: Cash and cash equivalents			(1,229)	(740)
Less: Short-term investments			—	—
Total net debt			$7,601	$7,266

Ratio Calculations:
Gross debt/EBITDA			3.5x	3.1x
Net debt/EBITDA			3.0x	2.8x

Gross debt/Adjusted EBITDA			2.4x	2.3x
Net debt/Adjusted EBITDA			2.1x	2.1x
5 Excludes the amortization of debt issuance and debt discount expense of $8 million for the nine months ended June 27, 2026, $8 million for the nine months ended June 28, 2025, $11 million for the fiscal year ended September 27, 2025 and $11 million for the twelve months ended June 27, 2026 as it is included in interest expense.
6 Relates to a fire at a Chicken production facility in the fourth quarter of fiscal 2021, and a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 that we subsequently decided to sell.
7 Includes the Network Optimization Plan that commenced in fiscal 2025.
8 Includes the China plant relocation remuneration and related EPS impact, net of $1 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.
9 Includes charges of $5 million, $40 million and $45 million related to the 2015 sale of our Mexico operation for the nine months ended June 27, 2026, the fiscal year ended September 27, 2025 and the twelve months ended June 27, 2026, respectively.
10 Removal of accelerated depreciation of $100 million, $39 million, $39 million and $100 million related to restructuring and related charges for the nine months ended June 27, 2026, the nine months ended June 28, 2025, the fiscal year ended September 27, 2025 and the twelve months ended June 27, 2026, respectively, as they are already included in depreciation expense. Removal of accelerated amortization of $17 million, $23 million and $6 million related to brand discontinuation for the nine months ended June 28, 2025, the fiscal year ended September 27, 2025 and the twelve months ended June 27, 2026, respectively, as they are already included in amortization expense.
11 Includes severance costs and other one-time payments associated with the executive leadership transition announced in the third quarter of fiscal 2026.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Nine Months Ended
	June 27, 2026	June 28, 2025
Cash Provided by Operating Activities	$1,469	$1,620
Additions to property, plant and equipment	(556)	(691)
Free cash flow	$913	$929

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, August 3, 2026. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until September 3, 2026, toll free at 1-855-669-9658, international toll 1-412-317-0088 or Canada toll free 1-855-669-9658. The replay access code is 7882726. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effectiveness of financial excellence programs or operational optimization plans; (ii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iii) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI), New World screwworm or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Jon Kathol, 479-290-4235	Source: Tyson Foods, Inc. Category: IR, Newsroom